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April 15, 1997

URS Corporation
100 California Street
5th Floor
San Francisco, California  94111

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by URS Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the sale of up to 3,658,260 shares of the Company's Common Stock, $.001 par value (the "Shares"), by Wells Fargo Bank, N.A., BK Capital Partners I, L.P., a California limited partnership, BK Capital Partners II, L.P., a California limited partnership, BK Capital Partners III, L.P, a California limited partnership., BK Capital Partners IV, L.P., a California limited partnership, Richard C. Blum & Associates, L.P., a California limited partnership, and The Common Fund, an investment fund.

In connection with this opinion, we have examined the Registration Statement and related prospectus, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



By:      /s/Samuel M. Livermore
         ------------------------------
         Samuel M. Livermore